Exhibit 99.1
Hercules Offshore
Monthly Rig Fleet Status Report
as of
October 2, 2009

					Contract (2)	Est. Duration (3)
	Rig Name	Rig Type	Location	Customer / Status (1)	Dayrate ($000s)	Days	Date	Comments
Domestic Offshore

1	Hercules 120	120’ — MC, TD	GOM	Ready Stacked Chevron	27-29	258	10/15/09 06/30/10
2	Hercules 150	150’ — ILC, TD	GOM	Hilcorp	34-36	28	10/30/09
3	Hercules 173	173’ — MC, TD	GOM	Shipyard Chevron	27-29	261	10/12/09 06/30/10
4	Hercules 200	200’ — MC, TD	GOM	Ready Stacked
5	Hercules 201	200’ — MC, TD	GOM	Energy XXI Stone Energy	28-30 28-30	5 30	10/07/09 11/06/09
6	Hercules 202	200’ — MC, TD	GOM	Ready Stacked
7	Hercules 204	200’ — MC, TD	GOM	Ready Stacked
8	Hercules 250	250’ — MS, TD	GOM	Warm Stacked
9	Hercules 253	250’ — MS, TD	GOM	Tana	64-66 74-76 64-66	30 32 20	11/01/09 12/03/09 12/23/09
10	Hercules 257	250’ — MS, TD	GOM	Ready Stacked
11	Hercules 350	350’ — ILC, TD	GOM	Energy XXI Chevron	44-46 49-51	9 262	10/11/09 06/30/10
					Average	85	days

12	Hercules 75	Submersible, TD	GOM	Cold Stacked 01/09
13	Hercules 77	Submersible, TD	GOM	Cold Stacked 01/09
14	Hercules 78	Submersible, TD	GOM	Cold Stacked 01/09
15	Hercules 85	85’ — ILS, TD	GOM	Cold Stacked 01/09
16	Hercules 101	100’ — MC, TD	GOM	Cold Stacked 01/09
17	Hercules 152	150’ — MC, TD	GOM	Cold Stacked 05/09
18	Hercules 153	150’ — MC, TD	GOM	Cold Stacked 01/09
19	Hercules 203	200’ — MC, TD	GOM	Cold Stacked 06/09				Continuing obligation from Energy XXI for approximately 35 days at $81-83K dayrate in September 2009 will be assigned to another rig; actual days remaining will be adjusted upon completion of Hercules 173, Hercules 201 and Hercules 350 contracts with Energy XXI
20	Hercules 207	200’ — MC, TD	GOM	Cold Stacked 01/09
21	Hercules 211	200’ — MC Workover	GOM	Cold Stacked 01/09
22	Hercules 251	250’ — MS, TD	GOM	Cold Stacked 04/09
23	Hercules 252	250’ — MS, TD	GOM	Cold Stacked 05/09

Hercules Offshore
Monthly Rig Fleet Status Report
as of
October 2, 2009

					Contract (2)	Est. Duration (3)
	Rig Name	Rig Type	Location	Customer / Status (1)	Dayrate ($000s)	Days	Date	Comments
International Offshore
1	Hercules 170	170’ — ILC	Bahrain	Warm Stacked
2	Hercules 156	150’ — ILC, TD	Gabon	Warm Stacked
3	Hercules 185	150’ — ILC, TD	Angola	Angola Drilling Company Ltd	149-151	462	01/07/11
4	Hercules 205	200’ — MC, TD	Mexico	PEMEX	58-60	25	10/27/09
5	Hercules 206	200’ — MC, TD	Mexico	PEMEX	61-63	43	11/14/09	In late June, the current contract was extended for work on its current location for 146 days or 1 well at Pemex election. Since the contract was technically extended on a well basis (vs. Term extension), Pemex is not required to provide a 30 day notice of termination. However, the rig has moved to an additional well at the same location and we expect this well to finish in mid November.
6	Platform 3	Platform, TD	Mexico	PEMEX	62-64	59	11/30/09
7	Hercules 258	250’ — MS	India	ONGC	109-111	610	06/04/11
8	Hercules 260	250’ — ILC	India	ONGC	142-144	544	03/30/11
9	Hercules 208	200’ — MC	Malaysia	Murphy	109-111	693	08/26/11
10	Hercules 261	250’ — ILC	Saudi Arabia	Saudi Aramco	136-138	728	09/30/11
11	Hercules 262	250’ — ILC	Saudi Arabia	Saudi Aramco	127-129	728	09/30/11
					Average	354	days

Hercules Offshore
Monthly Rig Fleet Status Report
as of
October 2, 2009

					Contract (2)	Est. Duration (3)
	Rig Name	Rig Type	Location	Customer / Status (1)	Dayrate ($000s)	Days	Date	Comments
US Inland Barges

1	Hercules 17	Posted — 3000 hp, TD	US Inland Gulf Coast	PPI/Tri C	14-16	33	11/04/09
2	Hercules 41	Posted — 3000 hp, TD	US Inland Gulf Coast	TPIC	20-22	32	11/03/09
3	Hercules 49	Posted — 3000 hp, TD	US Inland Gulf Coast	Ready Stacked
					Average	22	days

4	Hercules 01	Conv — 2000 hp	US Inland Gulf Coast	Cold Stacked 10/08
5	Hercules 09	Posted — 2000 hp, TD	US Inland Gulf Coast	Cold Stacked 05/09
6	Hercules 11	Conv — 3000 hp, TD	US Inland Gulf Coast	Cold Stacked 02/09
7	Hercules 15	Conv — 2000 hp	US Inland Gulf Coast	Cold Stacked 12/08
8	Hercules 19	Conv — 1000 hp	US Inland Gulf Coast	Cold Stacked 01/09
9	Hercules 27	Posted — 3000 hp, TD	US Inland Gulf Coast	Cold Stacked 01/09
10	Hercules 28	Conv — 3000 hp	US Inland Gulf Coast	Cold Stacked 05/08
11	Hercules 29	Conv — 3000 hp, TD	US Inland Gulf Coast	Cold Stacked 03/09
12	Hercules 46	Posted — 3000 hp, TD	US Inland Gulf Coast	Cold Stacked 01/09
13	Hercules 48	Posted — 3000 hp, TD	US Inland Gulf Coast	Cold Stacked 03/09
14	Hercules 52	Posted — 2000 hp, TD	US Inland Gulf Coast	Cold Stacked 01/09
15	Hercules 57	Posted — 2000 hp, TD	US Inland Gulf Coast	Cold Stacked 01/09
16	Hercules 55	Posted — 3000 hp, TD	US Inland Gulf Coast	Cold Stacked 03/09
17	Hercules 64	Posted — 3000 hp, TD	US Inland Gulf Coast	Cold Stacked 03/09

(1)	Rigs with a Customer named are under contract while rigs described as “Ready Stacked” are not under contract but generally are ready for service. Rigs described as “Warm Stacked” may have a reduced number of crew, but only require a full crew to be ready for service. Rigs described as “Cold Stacked” are not actively marketed, normally require the hiring of an entire crew and require a maintenance review and refurbishment before they can function as a drilling rig. Rigs described as “Shipyard” are undergoing maintenance, repairs, or upgrades and may or may not be actively marketed depending on the length of stay in the shipyard.

(2)	Contract dayrates shown in the table above are contract operating dayrates and, in certain cases under our Inland Barge contracts, include revenue for other vessels and services provided by Delta Towing. These rates do not include lump sum amounts reimbursable from the client, bonuses that are considered revenue under generally accepted accounting principles, or revenue already included in other Hercules business segments.

(3)	Estimated contract duration is an estimate based on current belief by our customer as to the remaining days to complete the project.

Hercules Offshore
Liftboat Fleet Status Report
Update as of
October 2, 2009
The September 2009 results for the Domestic and International Liftboat segments will be published in our mid-month Fleet Status report.
The company intends to mobilize the 230’ class Tiger Shark, the 200’ class Cutlassfish and Creole Fish and the 175’ class Mako to West Africa. The vessels are expected to depart the US GOM in early October and are expected to arrive in late October at a cost of approximately $6 million. The Cutlassfish has secured a contract at a dayrate in the $39,000 to $41,000 range and is expected to commence operations in mid-to-late November. The contract is scheduled to terminate on June 30, 2010. If the company does not obtain signed contracts on the remaining vessels prior to their departure, their associated transportation costs will be expensed in the fourth quarter of 2009. The vessels will also undergo various upgrades for approximately $2 million and are expected to be available for work between November 2009 and January 2010.
The information herein contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include statements concerning estimated contract expiration dates, dayrates, estimated dates for completion of repairs and upgrades and commencement dates of new contracts. Such statements are subject to a number of risks, uncertainties and assumptions, including, without limitation, early termination by the customer pursuant to the contract or otherwise, cancellation or completion of certain contracts earlier than expected, operational difficulties, shipyard and other delays and other factors described in Hercules’ annual report on Form 10-K and its most recent periodic reports and other documents filed with the Securities and Exchange Commission, which are available free of charge at the SEC’s website at www.sec.gov or the company’s website at www.herculesoffshore.com. Hercules cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements.